UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Clearway Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CWEN.A	New York Stock Exchange
Class C Common Stock, par value $0.01	CWEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Revisions to Unaudited Financial Information

Clearway Energy, Inc. and its subsidiary, Clearway Energy LLC (the “Registrants”), are filing this Current Report on Form 8-K (this “Current Report”) to update certain financial information included in the Registrants’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 for the correction of immaterial errors related to certain calculations of hypothetical liquidation at book value (HLBV) accounting used to allocate net income (loss) to our redeemable noncontrolling interests and noncontrolling interests in tax equity partnerships identified subsequent to the filing of the Registrants’ Quarterly Reports on Form 10-Q for the nine months ended September 30, 2025.

The Registrants have evaluated the materiality of the errors in accordance with relevant guidance of the Securities and Exchange Commission and concluded the resulting corrections are immaterial to all previously reported periods, individually and in the aggregate, and do not require a restatement of any previously issued financial statements. However, the Registrants will correct the errors by revising prior period financial information in all subsequent periods when such financial statement information is presented.

The impact of the corrections on the consolidated statements of operations and consolidated balance sheets included in the Registrants’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 is presented in Exhibit 99.1 to this Current Report, which is incorporated herein by reference. The corrections identified had no impact on the Registrants’ net income (loss) or cash flow from operations.

Material Weakness in Internal Control Over Financial Reporting

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements may not be prevented or detected on a timely basis. During the fourth quarter of 2025, management identified a material weakness in our internal control over financial reporting due to ineffective controls over the review of certain calculations of hypothetical liquidation at book value (HLBV) accounting used to allocate net income (loss) to our redeemable noncontrolling interests and noncontrolling interests in tax equity partnerships. The Registrants are committed to addressing the material weakness and have begun to implement changes in processes designed to improve our internal control over financial reporting and to remediate the material weakness.

Although we are in the process of developing and implementing a plan to remediate the material weakness and believe, based on our evaluation to date, that the material weakness will be remediated in a timely fashion, we cannot assure you that this will occur within a specific timeframe. The material weakness will not be remediated until all necessary internal controls have been tested and determined to be operating effectively. In addition, we may need to take additional measures to address the material weakness or modify the planned remediation steps, and we cannot be certain that the measures we have taken, and expect to take, to improve our internal controls will be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that the identified material weakness will not result in a material misstatement of our consolidated financial statements. Moreover, we cannot assure you that we will not identify additional material weaknesses in our internal control over financial reporting in the future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Supplemental Financial Information.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.

	By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
Executive President, General Counsel and Corporate Secretary

Dated: January 7, 2026